UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 OR 15(d) of
               The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):
                          January 20, 2005


                       BayCorp Holdings, Ltd.
       ------------------------------------------------------
       (Exact name of registrant as specified in its charter)


                              Delaware
           ----------------------------------------------
           (State or other jurisdiction of incorporation)


                 1-12527                      02-0488443
          ---------------------           -------------------
         Commission File Number              (IRS Employer
                                          Identification No.)


         1 New Hampshire Avenue
                Suite 125                        03801
        Portsmouth, New Hampshire           --------------
        ------------------------              (Zip Code)
          (Address of principal
           executive offices)



         Registrant's telephone number, including area code:
                           (603) 766-4990


                                 N/A
       -------------------------------------------------------
     Former name or former address, if changed since last report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01. Other Events.

     On January 20, 2005 Nacogdoches Gas, LLC, a wholly-owned subsidiary of BayCorp Holdings, Ltd. ("BayCorp") announced that it has completed the first natural gas production well in Nacogdoches County, Texas under its development agreement with Sonerra Resources Corporation ("Sonerra") announced on January 7, 2005. Drilled as a horizontal well with a single 6,586 foot lateral, the well was placed into production in early January at a cost of approximately $3 million and has been producing natural gas at a rate of approximately 2.5 million cubic feet per day. Under the agreement with Sonerra, Nacogdoches Gas will have a 90% working interest in this well until Nacogdoches Gas's investment is recovered. Once Nacogdoches Gas recovers its investment and other operating costs associated with the well, it will have a 50% working interest.

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                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                       BAYCORP HOLDINGS, LTD.



January 24, 2005       By:  /s/ Frank W. Getman Jr.
                       ----------------------------------
                       Frank W. Getman Jr.
                       President and Chief Executive Officer



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